INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Supplemental Data

Exhibit 99.2

Non-performing assets

	March 31, 2007	December 31, 2006

	(dollars in thousands)
Non-accrual loans	$41,075	$35,683
Loans 90 days or more past due and
still accruing interest	6,941	3,479
Restructured loans	55	60

Total non-performing loans	48,071	39,222
Other real estate	3,631	3,153

Total non-performing assets	$51,702	$42,375

As a percent of Portfolio Loans
Non-performing loans	1.93%	1.58%
Allowance for loan losses	1.22	1.08
Non-performing assets to total assets	1.54	1.24
Allowance for loan losses as a percent of
non-performing loans	63	69

Allowance for loan losses

	Three months ended March 31,
	2007		2006

	Loan Losses	Unfunded Commitments	Loan Losses	Unfunded Commitments

	(in thousands)
Balance at beginning of period	$26,879	$1,881	$22,420	$1,820
Additions (deduction)
Provision charged to operating expense	7,339	150	1,388	(2)
Recoveries credited to allowance	555		630
Loans charged against the allowance	(4,515)		(1,714)

Balance at end of period	$30,258	$2,031	$22,724	$1,818

Net loans charged against the allowance to
average Portfolio Loans (annualized)	0.65%		0.18%

Alternative Sources of Funds

	March 31, 2007			December 31, 2006

	Amount	Average Maturity	Rate	Amount	Average Maturity	Rate

	(dollars in thousands)
Brokered CDs(1)	$882,128	1.8 years	4.91%	$1,055,010	1.9 years	4.72%
Fixed rate FHLB advances(1)	43,270	5.9 years	6.09	58,272	4.6 years	5.66
Variable rate FHLB advances(1)				2,000	0.5 years	5.31
Securities sold under agreements to
Repurchase(1)				83,431	0.1 years	5.34
Federal funds purchased				84,081	1 day	5.40

Total	$925,398	2.0 years	4.96%	$1,282,794	1.8 years	4.85%

                (1) Certain of these items have had their average maturity and rate altered through the use of derivative instruments, including pay-fixed and pay-variable interest rate swaps.

Capitalization

	March 31, 2007	December 31, 2006

	(in thousands)
Unsecured debt	$4,500	$5,000

Subordinated debentures	64,197	64,197
Amount not qualifying as regulatory capital	(1,847)	(1,847)

Amount qualifying as regulatory capital	62,350	62,350

Shareholders' Equity
Preferred stock, no par value
Common stock, par value $1.00 per share	22,584	22,865
Capital surplus	194,902	200,241
Retained earnings	31,353	31,420
Accumulated other comprehensive income	3,407	3,641

Total shareholders' equity	252,246	258,167

Total capitalization	$319,096	$325,517

Non-Interest Income

	Three months ended
	March 31, 2007	December 31, 2006	March 31, 2006

	(in thousands)
Service charges on deposit
accounts	$4,888	$5,152	$4,468
Mepco litigation settlement			2,800
Net gains on assets sales
Real estate mortgage loans	1,081	1,264	1,026
Securities	79
VISA check card interchange income	950	900	791
Real estate mortgage loan servicing	527	605	653
Mutual fund and annuity commissions	479	321	295
Bank owned life insurance	449	433	392
Title insurance fees	414	426	442
Manufactured home loan origination fees
and commissions	114	184	239
Other	1,689	1,461	1,432

Total non-interest income	$10,670	$10,746	$12,538

Real Estate Mortgage Loan Activity

	Three months ended
	March 31, 2007	December 31, 2006	March 31, 2006

	(in thousands)

Real estate mortgage loans originated	$116,815	$125,031	$118,651
Real estate mortgage loans sold	69,212	72,298	60,247
Real estate mortgage loans sold with servicing rights released	11,679	11,436	7,444
Net gains on the sale of real estate mortgage loans	1,081	1,264	1,026
Net gains as a percent of real estate mortgage loans sold
("Loan Sale Margin")	1.56%	1.75%	1.70%
SFAS #133 adjustments included in the Loan Sale Margin	(0.04)%	.15%	0.21%

Capitalized Real Estate Mortgage Loan Servicing Rights

	Three months ended March 31,
	2007	2006

	(in thousands)
Balance at beginning of period	$14,782	$13,439
Originated servicing rights capitalized	686	634
Amortization	(407)	(345)
(Increase)/decrease in impairment reserve	(100)

Balance at end of period	$14,961	$13,728

Impairment reserve at end of period	$168	$11

Non-Interest Expense

	Three months ended
	March 31, 2007	December 31, 2006	March 31, 2006

	(in thousands)
Salaries	$10,001	$9,380	$9,376
Performance-based compensation and benefits	1,321	1,536	1,489
Other benefits	2,646	2,407	2,676

Compensation and employee benefits	13,968	13,323	13,541
Occupancy, net	2,614	2,311	2,687
Furniture, fixtures and equipment	1,900	1,874	1,783
Data processing	1,438	1,481	1,342
Advertising	1,152	988	987
Loan and collection	1,006	896	823
Credit card and bank service fees	967	959	907
Communications	830	852	991
Supplies	607	553	509
Amortization of intangible assets	570	600	600
Legal and professional	506	516	488
Branch acquisition and conversion costs	422
Goodwill impairment	343	2,963
Loss on receivable from warranty
payment plan seller		2,400
Other	1,643	1,372	1,580

Total non-interest expense	$27,966	$31,088	$26,238

Average Balances and Tax Equivalent Rates

	Three Months Ended March 31,
	2007			2006

	Average Balance	Interest	Rate	Average Balance	Interest	Rate

	(dollars in thousands)
Assets Taxable loans (1)	$2,509,746	$49,849	8.02%	$2,408,268	$45,978	7.71%
Tax-exempt loans (1,2)	9,513	160	6.82	5,894	105	7.22
Taxable securities	185,139	2,477	5.43	220,333	2,848	5.24
Tax-exempt securities (2)	238,654	4,121	7.00	255,798	4,533	7.19
Other investments	25,563	314	4.98	17,437	223	5.19

Interest Earning Assets -
Continuing Operations	2,968,615	56,921	7.74	2,907,730	53,687	7.46

Cash and due from banks	53,228			54,357
Taxable loans - discontinued operations	33,084			195,140
Other assets, net	205,532			204,781

Total Assets	$3,260,459			$3,362,008

Liabilities
Savings and NOW	$903,426	4,249	1.91	$878,731	2,988	1.38
Time deposits	1,506,171	18,159	4.89	1,362,322	12,939	3.85
Long-term debt	2,994	34	4.61	4,994	57	4.63
Other borrowings	199,667	3,270	6.64	322,374	4,267	5.37

Interest Bearing Liabilities-
Continuing Operations	2,612,258	25,712	3.99	2,568,421	20,251	3.20

Demand deposits	282,172			275,597
Time deposits - discontinued operations	24,732			167,460
Other liabilities	81,636			102,345
Shareholders' equity	259,661			248,185

Total liabilities and shareholders' equity	$3,260,459			$3,362,008

Tax Equivalent Net Interest Income		$31,209			$33,436

Tax Equivalent Net Interest Income
as a Percent of Earning Assets			4.23%			4.64%

(1)	All domestic
(2)	Interest on tax-exempt loans and securities is presented on a fully tax equivalent basis assuming a marginal tax rate of 35%

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